Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-170761 on Form S-3 and Registration Statement Numbers 333-10409, 333-66422, 333-82302, 333-112521, 333-133640 and 333-179248 on Form S-8 of our reports dated November 15, 2012, relating to the financial statements and financial statement schedule of Woodward, Inc. and the effectiveness of Woodward, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Woodward, Inc. for the year ended September 30, 2012.

Denver, Colorado

November 15, 2012